Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2010 FIRST QUARTER RESULTS

New York, New York - April 28, 2010 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the first quarter ended April 3, 2010. Revenues for the first quarter of 2010 exceeded expectations and were $887 million, as compared with $891 million for the first quarter of 2009. Gross profit margin increased 390 basis points to 36.8%, reflecting continued careful inventory management.

The Company reported adjusted earnings per share ("EPS") of $0.47 for the first quarter of 2010, as compared with adjusted earnings per share of $0.28 in the same period last year. Results for both periods exclude the impact of severance and other expenses related to the planned closure of certain Company-operated retail stores, and certain other charges (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported net income of $0.45 per share for the first quarter of 2010, as compared with net income of $0.00 per share for the same period last year. The 2010 first quarter results include, among other items, costs and charges of approximately $3 million ($2 million after tax) related to the acquisition of Robert Rodriguez and other restructuring and strategic review costs. In the prior year quarter, results included, among other items, non-cash retail store asset impairment charges of approximately $21 million ($14 million after tax) related to the closure of Company-operated stores and charges of $14 million ($9 million after tax) related to other cost savings initiatives.

Wesley R. Card, Jones Apparel Group Chief Executive Officer, stated: "We are very pleased with the results we achieved in the first quarter and the positioning and performance of our core brands. Sales for the first quarter exceeded expectations and operating margins increased in all segments compared with the prior year's quarter. Jeanswear margins were exceptionally strong, which is reflective of the group's execution and aggressive inventory management. Better Apparel and Footwear and Accessories were also strong performers, driven by higher gross margins. Our vertical retail operations results are much improved. We closed 63 retail locations this quarter and ended the quarter with 877 locations and are on track to close an additional 110 unprofitable locations by the end of 2010."

The following notable events have recently occurred:

  completed the acquisition of the Robert Rodriguez Collection, a designer, marketer and wholesaler of women's contemporary eveningwear and sportswear;
  launched an e-commerce site for ShoeWoo, our multi-brand retail shoe concept at www.shoewoo.com; and
  renewed license agreement with Luxottica for Anne Klein New York eyewear.

Cash used by operations during the quarter was $86 million, compared with cash used by operations of $139 million in the prior year. The year-over-year improvement in cash used by operations of $53 million is primarily due to higher operating earnings and slightly lower working capital requirements. The Company continues to have no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented: "Our financial position remains strong. We ended the quarter with $222 million of cash, $28 million more than last year, and our revolver continues to be undrawn. Throughout the remainder of 2010, we will maintain our management of inventories and expenses to conserve cash and improve margins."

Mr. Card concluded: "On a macroeconomic level, we are encouraged by rising consumer confidence and positive retail trends. While we believe these trends should continue, the economic environment remains unclear and consumer spending is unpredictable. We will continue to position our core brands for growth and fill the white space in our portfolio with selected acquisitions and growth initiatives."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of May 14, 2010 for payment on May 28, 2010.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesapparel.com. The call will be recorded and made available through May 7, 2010 and may be accessed by dialing 877-344-7529. Enter account number 439579. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Robert Rodriguez, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, women's footwear under the Dockers(R) and Dockers(R) Women brands and infants', toddlers' and boys' footwear (excluding girls' footwear) under the Dockers(R) and Dockers(R) Premium brands, licensed from Levi Strauss & Co., apparel and accessories under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC, and Jessica Simpson jeanswear licensed from VCJS LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data	FIRST QUARTER
	2010		2009
Net sales	$876.1	98.7%	$879.4	98.7%
Licensing income	11.0	1.2	11.5	1.3
Other revenues	0.2	0.0	0.2	0.0
Total revenues	887.3	100.0	891.1	100.0
Cost of goods sold	561.1	63.2	597.8	67.1
Gross profit	326.2	36.8	293.3	32.9
SG&A expenses	249.9	28.2	279.6	31.4
Income from operations	76.3	8.6	13.7	1.5
Net interest expense and financing costs	(12.0)	(1.4)	(12.9)	(1.4)
Equity in loss of unconsolidated affiliate	(1.8)	(0.2)	(0.3)	(0.0)
Income before provision for income taxes	62.5	7.0	0.5	0.1
Provision for income taxes	23.1	2.6	0.2	0.0
Net income	39.4	4.4	0.3	0.0
Less: income attributable to noncontrolling interest	0.2	0.0	-	-
Income attributable to Jones	$39.2	4.4%	$0.3	0.0%
Earnings per share (1)
Net income	$39.4		$0.3
Less: income attributable to noncontrolling interest	0.2		-
Income attributable to Jones	39.2		0.3
Less: income allocated to participating securities	1.7		-
Income available to common stockholders of Jones	$37.5		$0.3
Shares outstanding - diluted	82.4		81.7
Earnings per share attributable to Jones - diluted	$0.45		$0.00

Percentages may not add due to rounding.

(1)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data	FIRST QUARTER
	2010	2009
Income attributable to Jones (as reported)	$39.2	$0.3
Provision for income taxes	23.1	0.2
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (a)	(0.2)	22.6
Charges associated with bankruptcy of former U.K. licensee	0.2	0.7
Severance related to restructuring activities (b)	0.3	6.8
Adjustments related to acquired businesses and other business development review costs (c)	3.3	-
Other restructuring expenses and certain other charges (d)	(0.9)	5.4
Adjusted income before provision for income taxes	65.0	36.0
Adjusted provision for income taxes	24.1	12.2
Adjusted income attributable to Jones	40.9	23.8
Less: adjusted income allocated to participating securities	(1.9)	(0.9)
Adjusted income available to common stockholders	$39.0	$22.9
Earnings per share - diluted (as reported)	$0.45	$0.00
Provision for income taxes	0.27	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (a)	-	0.27
Charges associated with bankruptcy of former U.K. licensee	-	0.01
Severance related to restructuring activities (b)	-	0.08
Adjustments related to acquired businesses and other business development review costs (c)	0.04	-
Other restructuring expenses and certain other charges (d)	(0.01)	0.06
Adjusted income before provision for income taxes	0.75	0.42
Adjusted provision for income taxes	0.28	0.14
Adjusted earnings per share - diluted	$0.47	$0.28
Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$-	$-
Wholesale jeanswear (d)	-	1.6
Wholesale footwear and accessories	-	-
Retail	-	-
Licensing, other & eliminations	-	-
Total	$-	$1.6
Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (b,c,d)	$2.2	$2.6
Wholesale jeanswear (b,d)	(0.5)	5.4
Wholesale footwear and accessories (b,d)	0.3	4.1
Retail (a,b,d)	(0.4)	23.5
Licensing, other & eliminations (b,c,d)	1.1	(0.1)
Total	$2.7	$35.5
Adjusted segment margins
Wholesale better apparel	18.6%	15.8%
Wholesale jeanswear	16.5	9.8
Wholesale footwear and accessories	10.1	8.4
Retail	(16.3)	(24.7)
Total	8.9%	5.5%
(a)	2010 and 2009 include severance, fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.
(b)	2010 and 2009 include severance related to the restructuring of our costume jewelry business and severance related to other cost saving initiatives. 2010 also includes severance associated with the closure of the Texas warehouse.
(c)	2010 includes acquisition-related costs and charges, including the amortization of the acquired order backlog and the fair value adjustment of the contingent consideration payable for the Robert Rodriguez acquisition and other strategic transactional-related fees.
(d)	2010 and 2009 include costs related to the exit from or restructuring of our moderate sportswear and certain other product lines and certain other charges not considered by management to be part of ongoing operations. 2010 also includes expenses associated with the closure of the Texas warehouse.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended April 3, 2010
Revenues from external customers	$284.3	$219.8	$230.3	$141.9	$11.0	$887.3
Intersegment revenues	35.5	1.2	12.1	-	(48.8)	-
Total revenues	319.8	221.0	242.4	141.9	(37.8)	887.3
Segment income (loss)	$57.2	$36.9	$24.2	$(22.7)	$(19.3)	76.3
Segment Margin	17.9%	16.7%	10.0%	(16.0% )		8.6%
Net interest expense						(12.0)
Equity in loss of unconsolidated affiliate						(1.8)
Income before provision for income taxes						$62.5
Segment revenues	$319.8	$221.0	$242.4	$141.9	$(37.8)	$887.3
Adjustments affecting segment revenues	-	-	-	-	-	-
Adjusted segment revenues	$319.8	$221.0	$242.4	$141.9	$(37.8)	$887.3
Segment income (loss)	$57.2	$36.9	$24.2	$(22.7)	$(19.3)	$76.3
Adjustments affecting segment income	2.2	(0.5)	0.3	(0.4)	1.1	2.7
Adjusted segment income (loss)	$59.4	$36.4	$24.5	$(23.1)	$(18.2)	$79.0
Adjusted segment margin	18.6%	16.5%	10.1%	(16.3% )		8.9%

For the fiscal quarter ended April 4, 2009
Revenues from external customers	$291.8	$228.2	$218.4	$141.2	$11.5	$891.1
Intersegment revenues	39.2	1.0	18.5	-	(58.7)	-
Total revenues	331.0	229.2	236.9	141.2	(47.2)	891.1
Segment income (loss)	$49.6	$17.3	$15.9	$(58.4)	$(10.7)	13.7
Segment Margin	15.0%	7.5%	6.7%	(41.4% )		1.5%
Net interest expense						(12.9)
Equity in loss of unconsolidated affiliate						(0.3)
Income before provision for income taxes						$0.5
Segment revenues	$331.0	$229.2	$236.9	$141.2	$(47.2)	$891.1
Adjustments affecting segment revenues	-	1.6	-	-	-	1.6
Adjusted segment revenues	$331.0	$230.8	$236.9	$141.2	$(47.2)	$892.7
Segment income (loss)	$49.6	$17.3	$15.9	$(58.4)	$(10.7)	$13.7
Adjustments affecting segment income	2.6	5.4	4.1	23.5	(0.1)	35.5
Adjusted segment income (loss)	$52.2	$22.7	$20.0	$(34.9)	$(10.8)	$49.2
Adjusted segment margin	15.8%	9.8%	8.4%	(24.7% )		5.5%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	April 3, 2010	April 4, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$222.2	$194.3
Accounts receivable	441.4	479.4
Inventories	353.6	473.9
Prepaid income taxes	0.2	11.7
Deferred taxes	30.4	29.6
Other current assets	35.1	47.4
TOTAL CURRENT ASSETS	1,082.9	1,236.3
Property, plant and equipment, at cost, less accumulated depreciation and amortization	231.7	270.1
Goodwill	46.8	160.7
Other intangibles, less accumulated amortization	584.5	590.3
Deferred taxes	-	15.5
Other assets	109.4	56.3
	$2,055.3	$2,329.2
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$-	$9.0
Current portion of long-term debt and capital lease obligations	2.3	252.9
Accounts payable	160.4	149.6
Income taxes payable	11.3	-
Accrued expenses and other current liabilities	104.8	109.5
TOTAL CURRENT LIABILITIES	278.8	521.0
NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	526.0	528.3
Income taxes payable	8.4	21.2
Deferred taxes	9.3	-
Other	97.1	77.7
TOTAL NONCURRENT LIABILITIES	640.8	627.2
TOTAL LIABILITIES	919.6	1,148.2
EQUITY	1,135.7	1,181.0
	$2,055.3	$2,329.2

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Quarter Ended
	April 3, 2010	April 4, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39.4	$0.3
Adjustments to reconcile net income to net cash used in operating activities, net of acquisitions:
Amortization of employee stock options and restricted stock	9.2	4.2
Depreciation and other amortization	20.9	18.6
Impairments of property, plant and equipment	0.7	20.4
Equity in loss of unconsolidated affiliate	1.8	0.3
(Recovery of) provision for losses on accounts receivable	(0.3)	1.9
Deferred taxes	11.1	(3.0)
Other items, net	0.2	0.6
Changes in operating assets and liabilities:
Accounts receivable	(136.2)	(111.0)
Inventories	23.0	35.4
Accounts payable	(25.2)	(81.7)
Income taxes payable/prepaid taxes	10.8	4.6
Other assets and liabilities, net	(41.6)	(29.9)
Total adjustments	(125.6)	(139.6)
Net cash used in operating activities	(86.2)	(139.3)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8.7)	(8.3)
Acquisition of Moda Nicola International, LLC	(11.5)	-
Net cash used in investing activities	(20.2)	(8.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings	-	9.0
Dividends paid	(4.3)	(4.2)
Principal payments on capitalized leases	(0.7)	(0.9)
Distributions to noncontrolling interest	(0.1)	-
Net cash (used in) provided by financing activities	(5.1)	3.9
EFFECT OF EXCHANGE RATES ON CASH	0.3	(0.3)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(111.2)	(144.0)
CASH AND CASH EQUIVALENTS, BEGINNING	333.4	338.3
CASH AND CASH EQUIVALENTS, ENDING	$222.2	$194.3